AUTOMATIC REINSURANCE AGREEMENT
                           EFFECTIVE NOVEMBER 15, 2000



                                     between

                         THE TRAVELERS INSURANCE COMPANY
                                       AND
                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                       of
                              Hartford, Connecticut


                 as Ceding Company: referred to as You and Your

                                       and



                        [       ] LIFE INSURANCE COMPANY
                                       of
                                    [       ]



                   as Reinsurer: referred to as We, Us and Our

                                TABLE OF CONTENTS

                                    ARTICLES

Article I    Scope of the Agreement                                       Page 1
                           Parties to the Agreement
                           Effective Date of the Agreement
                           Scope of the Agreement
                           Duration of the Agreement

Article II        Reinsurance Coverage                                    Page 2
                           Automatic Reinsurance
                           Facultative Reinsurance
                           Basis of Reinsurance

Article III       Procedures                                              Page 3
                           Automatic Reinsurance
                           Facultative Reinsurance
                           Policy Expenses
                           Reference Materials


Article IV        Liability                                               Page 4
                           Automatic Reinsurance
                           Facultative Reinsurance
                           Policy Expenses
                           Conditional Receipt Liability
                           Continuation of Liability



Article V         Reinsurance Rates and Payments                          Page 5
                           Reinsurance Rates
                           Payments
                           Tax Reimbursement
                           Experience Refund

Article VI        Changes to the Reinsurance                              Page 7
                           Errors and Oversights
                           Misstatement of Age or Sex
                           Changes to the Underlying Policy
                           Reductions, Terminations and Reinstatements


                                                                    Continued...

Article VII       Recapture                                              Page 10
                           Basis of Recapture
                           Method of Recapture

Article VIII      Claims                                                 Page 12
                           Notice of Claim
                           Settlement of Claims
                           Contestable Claims
                           Claim Expenses
                           Extra Contractual Damages

Article IX        Arbitration                                            Page 14
                           Basis for Arbitration
                           Negotiation
                           Arbitration Proceedings

Article X         Insolvency                                             Page 16
                           Your (Ceding Company) Insolvency
                           Our (Reinsurer) Insolvency

Article XI        Inspection of Records                                  Page 18

Article XII       Execution of the Agreement                             Page 19

                                    EXHIBITS

[               ]

                       ARTICLE I - SCOPE OF THE AGREEMENT

1.    PARTIES TO THE AGREEMENT

      We mutually agree to transact reinsurance according to the terms of this Agreement. This Agreement is for indemnity reinsurance and we are the only two parties to the Agreement. There will be no right or legal relationship whatsoever between us as reinsurer and any other person having an interest of any kind in policies reinsured under this Agreement.

2.    EFFECTIVE DATE OF THE AGREEMENT

      This Agreement will go into effect at 12:01 A.M., November 15, 2000 and will cover policies issued on plans of insurance specified in Exhibit A on and after the effective dates specified in Exhibit A. The provisions of this Agreement will also extend to policies where issues have been backdated to a maximum six months prior to the Agreement effective date.

3.    SCOPE OF THE AGREEMENT

      The text of this Agreement and all Exhibits, Schedules and Amendments are considered to be the entire agreement between us. There are no other understandings or agreements between us regarding the policies reinsured other than as expressed in this Agreement. We may make changes or additions to this Agreement, but they will not be considered to be in effect unless they are made by means of a written amendment which has been signed by both of us.

4.    DURATION OF THE AGREEMENT

      The duration of this Agreement will be unlimited. However, either one of us may terminate the Agreement at any time by giving the other ninety days prior written notice. We will continue to accept new reinsurance during the ninety-day period.

      Existing reinsurance will not be affected by the termination of this Agreement for new reinsurance. Existing reinsurance will remain in force until the termination or expiry of the underlying policy on which reinsurance is based, as long as you continue to pay reinsurance premiums as shown in Article V (Reinsurance Rates and Payments). However, we will not be liable for any claims or premium refunds which are not reported to us within one hundred eighty days following the termination or expiry of the last cession reinsured under this Agreement.

                        ARTICLE II - REINSURANCE COVERAGE

1.    AUTOMATIC REINSURANCE

      We will accept automatically reinsurance of life benefits for your individually underwritten ordinary life policies on any permanent resident of the United States and its territories, the Bahamas or Canada, in agreement with the provisions and limitations shown in Exhibit A (Reinsurance Coverage).

      We will also accept automatically reinsurance of riders and supplementary benefits written with the covered life benefits, but only to the extent that the riders and supplementary benefits are specifically shown in Exhibit A (Reinsurance Coverage), Part I.

      You have the right to modify your retention limits shown in Exhibit A (Reinsurance Coverage), Part II at any time. If your retention limits are reduced as a result of the modification, you will need to notify us in writing before you can cede reinsurance on the basis of the reduced retention limits. We will prepare a treaty amendment which will serve as our written approval of the reduction.

      We reserve the right to amend the Automatic Acceptance Limits shown in Exhibit A (Reinsurance Coverage), Part III if you modify your retention limits. We also reserve the right to modify the Automatic Acceptance Limits if you elect to participate in another arrangement or arrangements to secure additional automatic binding capacity.

      Changes in your issue limits or underwriting guidelines will be subject to our review. Significant changes to your underwriting guidelines which will affect future reinsurance will be subject to our written approval.

2.    FACULTATIVE REINSURANCE

      If you wish to submit a risk not covered automatically under this Agreement, or if you wish our advice on any application, you may submit and we will consider the risk on a facultative basis.

3.    BASIS OF REINSURANCE

      Life reinsurance under this Agreement will be on the Yearly Renewable Term plan for the net amount at risk on the portion of the original policy that is reinsured

                                                                    Continued...

                        ARTICLE II - REINSURANCE COVERAGE
      with us. The net amount at risk for any policy period will be calculated according to Exhibit C (Reinsurance Rates and Allowances), Part I.

      Riders or supplementary benefits ceded with life benefits will be reinsured as shown in Exhibit C. Any differences in the net amount at risk calculation for these benefits will be shown in Exhibit C.


                            ARTICLE III - PROCEDURES

1.    AUTOMATIC REINSURANCE

      No individual notification will be necessary for placing automatic reinsurance. Subject to Article V (Reinsurance Rates and Payments) and Exhibit B (Reinsurance Reporting Forms and Reinsurance Administration), new business or changes to existing reinsurance will be shown on your periodic billing report.

2.    FACULTATIVE REINSURANCE

      When you wish to submit a risk for facultative consideration, you will send us a reinsurance application form together with copies of all the information you have regarding the insurability of the risk. You may use either the Application for Reinsurance shown in Exhibit B-1 (Reinsurance Reporting Forms and Reinsurance Administration) or you may use your own form, as long as it is in general compliance with the Application for Reinsurance. We will review the information and promptly notify you of our decision.

      After we have made an unconditional offer to reinsure a risk, no individual notification of your acceptance will be necessary. You will confirm your acceptance of our offer and the placement of the reinsurance on your periodic billing report. Your confirmation must be made no later than the termination date we specify in our acceptance of the risk.

      Our offer may remain open beyond the termination date shown in our acceptance if you give us a written request for an extension and we give you our written approval of the request. If an extension is granted, the offer will terminate automatically on the expiry date shown in our written approval of the extension.

                                                                    Continued...

3.    POLICY EXPENSES

      You will bear the expenses of all medical examinations, inspection fees and other charges incurred in connection with policy issues, reinstatements or reentries.

4.    REFERENCE MATERIALS

      Upon request you will provide us with any reference materials which we may require for proper administration of reinsurance ceded under this Agreement.


                             ARTICLE IV - LIABILITY

1.    AUTOMATIC REINSURANCE

      Our liability for reinsurance placed automatically under this Agreement will begin simultaneously with your liability for the underlying policy on which reinsurance is based, however, our liability could terminate earlier than yours due to the reductions and recapture provisions of this Agreement.

2.    FACULTATIVE REINSURANCE

      Our liability for facultative reinsurance will begin simultaneously with your liability for the underlying policy on which reinsurance is based when we have given you an unconditional offer to reinsure the risk and you have indicated your acceptance of our offer on the periodic billing report, provided that the acceptance date is before the expiry date shown on our offer, and the acceptance must occur during the lifetime of the insured. Our liability could terminate earlier than yours due to the reductions and recapture provisions of this Agreement.

      If our offer depends on your approval of further information about the insurability of the risk, we will have no liability unless you have requested and approved the information and documented your policy file accordingly.

3.    CONDITIONAL RECEIPT LIABILITY

      Our liability for losses under the terms of a Conditional Receipt or Temporary Insurance Receipt is shown in Exhibit E (Conditional Receipt Liability).



                                                                    Continued...

4.    CONTINUATION OF LIABILITY

      Continuation of our liability is conditioned on your payment of reinsurance premiums as shown in Article V (Reinsurance Rates and Payments) and is subject to Article VI (Changes to the Reinsurance) and
      Article VII (Recapture).


                   ARTICLE V - REINSURANCE RATES AND PAYMENTS

1.    REINSURANCE RATES

      Reinsurance rates that you will pay us for business covered under this Agreement are shown in Exhibit C. The reinsurance rate payable for any cession for any accounting period will be calculated on the basis of the net amount at risk reinsured as of that period.

      For technical reasons relating to the uncertain status of deficiency reserve requirements by the various state insurance departments, the Life reinsurance rates cannot be guaranteed for more than one year. On all reinsurance ceded at these rates, however, we anticipate continuing to accept premiums on the basis of the rates shown in the premium schedule. We can only increase rates to you if we decided to do so on an entire class of business. At that point, you would have the right to recapture any business affected by such change.

      If the original policy is issued with interim insurance, you will pay us a reinsurance rate for the interim period that is the same percentage of the first year premium that the interim period bears to twelve months. The rate that you pay us for the first policy year after the interim period will be calculated on the basis of the full annual reinsurance rate.

      Procedures and details of reinsurance rate calculation for any benefits or riders ceded under this Agreement are shown in Exhibit C.

      All financial transactions under this Agreement will be in United States dollars, unless we mutually agree to use other currencies. Specifications of the currencies and details of currency conversion procedures will be shown in Exhibit C if necessary.

                                                                    Continued...

2.    PAYMENTS

      You will self-administer the periodic reporting of your statements of account and payment of balances due to us as shown in Exhibit B.

      Within thirty days after the close of each reporting period, you will send us a statement of account for that period along with payment of the full balance due. If the statement of account shows a balance due you, we will remit that amount to you within thirty days of our receipt of the statement of account.

      Your timely payment of reinsurance premiums is a condition precedent to our continued liability. If you have not paid the balance due us by the thirty-first day following the close of the reporting period, we have the right to give you thirty days' written notice of our intention to terminate the reinsurance on which the balance is due and unpaid. At the end of this thirty-day period, our liability will automatically terminate for all reinsurance on which balances remain due and unpaid, including reinsurance on which balances became due and unpaid during and after the thirty-day notice period. Even though we have terminated the reinsurance, you will continue to be liable for the payment of unpaid balances along with interest charges calculated from the due date shown above to the date of payment. The interest rate payable will be the same that you charge for delinquent premiums on your individual life insurance policies.

      Any amounts due, by either of the parties to this Agreement, whether they arise out of this Agreement, or out of any other reinsurance relationship between the parties, may be offset against the claims of the other party. This right will continue to exist after the termination of this Agreement, or of any business relationship between the parties.

      You may reinstate reinsurance terminated for non-payment of balances due at any time within sixty days of the date of termination, by paying us all balances due and interest charged in full. However, we will have no liability for claims incurred between the termination date and the reinstatement date.

                                                                    Continued...

3.    TAX REIMBURSEMENTS

      Details of any reimbursement of premium taxes that you pay on behalf of reinsurance payments to us are shown in Exhibit C, Section VIII. (Premium Taxes).

      We mutually agree to the following pursuant to Section 1.848-2 (g) (8) of the Income Tax Regulation issued December 29, 1992 under Section 848 of the Internal Revenue Code of 1986, as amended. This election will be effective for all taxable years for which this Agreement remains in effect.

      The terms used in this Section are defined in Regulation Section 1.848-2 in effect as of December 29, 1992. The term "net consideration" will refer to either net consideration as defined in Section 1.848-2 (f) or "gross premium and other consideration" as defined in Section 1.848-3 (b), as appropriate.

      a) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the General Deductions Limitation of IRC Section 848 (c) (1).

      b) We mutually agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. We also mutually agree to exchange information otherwise required by the Internal Revenue Service.

4.    EXPERIENCE REFUND

      Details of any Experience Refund payable to you will be shown in Exhibit
      C. Section XI. (Experience Refund).


                     ARTICLE VI - CHANGES TO THE REINSURANCE

1.    ERRORS AND OVERSIGHTS

      If either of us fail to comply with any of the provisions of this Agreement because of an unintentional oversight or misunderstanding, the underlying status of this Agreement will not be changed. Both of us will be restored to the position we would have occupied had no such oversight nor misunderstanding occurred.

                                                                    Continued...

      Any monetary adjustments made between you and us to correct an Error shall be without interest.

      You will perform an audit of your records in any situation where it is discovered that a policy(ies) was eligible for automatic reinsurance and was not reported to us.

2.    MISSTATEMENT OF AGE OR SEX

      If the misstatement of the age or sex of a reinsured life causes an increase or reduction in the amount of insurance in your underlying policy, we will both share in the change in proportion to our original liabilities at the time the policy was issued. In the event that correction of age or sex causes retention to be changed, per schedule at time of issue, amounts retained and reinsured will be corrected.

3.    CHANGES TO THE UNDERLYING POLICY

      a) All changes. If any change is made to the underlying policy, the reinsurance will change accordingly. You will notify us of the change and the appropriate premium adjustment on your periodic statement of account.

      b) Increases. If the amount at risk increases because of a change in the underlying policy, you will promptly send us copies of all papers relating to the change in plan. Our approval will be necessary if the increase causes the amount reinsured to exceed the Automatic Acceptance Limits shown in Exhibit A, Part III., if the policy was reinsured on a facultative basis, or if the underwriting classification of a substandard risk reinsurance on a facultative basis was changed.

      c) Extended Term and Reduced Paid-Up Insurance. If any policy reinsured under this Agreement converts to Extended Term Insurance or Reduced Paid-Up Insurance, the net amount at risk reinsured will be adjusted as appropriate and reinsurance will be continued in accordance with the provisions of the underlying policy. Reinsurance payments for the adjusted policy will be calculated on the basis of the original issue age of the insured and the duration of the original policy at the time the adjustment became effective, i.e. point-in-scale basis.

                                                                    Continued...

4.    REDUCTIONS, TERMINATIONS AND REINSTATEMENTS

      If any part of the underlying coverage on a life reinsured under this Agreement is reduced or terminated, the amount of reinsurance will also be reduced or terminated to the extent that you will continue to maintain your appropriate retention limit as shown in Exhibit A for the issue age and table rating of the insured. You will not be required to assume amounts in excess of the retention limit that was in force when the affected policy or policies were issued.

      The total amount of the reduction of a reinsured policy will be applied directly to our net amount at risk. If reinsurance on the policy was placed with more than one reinsurer, our net amount at risk will be reduced in the same proportion that our initial amount of reinsurance bore to the total initial amount reinsured in all companies.

      If a policy reinsured under this Agreement is lapsed or terminated, the reinsurance will also terminate. If additional policies on the same life are reinsured with us, and if the termination causes you to maintain less than the retention limit shown in Exhibit A, the policy(ies) issued next in sequence to the terminated policy will be decreased until you maintain your full retention on the risk. This procedure will not apply to any policies reinsured on a facultative basis where you have not kept your full retention.

      You will also follow the procedures shown in the above paragraphs when the reduction or termination applies to a policy or policies that you have fully retained, and where the reduction or termination will cause you to maintain less than your current retention for any policy or policies reinsured.

      If a policy reinsured automatically lapses and is reinstated in accordance with your standard rules and procedures, reinsurance for the amount at risk effective at the time of the lapse will be reinstated automatically at the date of reinstatement of the policy. You will notify us of the reinstatement on your periodic statement of account. You will send us copies of your reinstatement papers only upon request.

      We will not need to approve reinstatement of a policy reinsured under this Agreement on a facultative basis when:

      a)    you have kept your full retention on the policy; and

      b) the reinsured amount falls within the Automatic Acceptance Limits shown in Exhibit A.

                                                                    Continued...

                     ARTICLE VI - CHANGES TO THE REINSURANCE

      Otherwise, you will need our prior review and approval for reinstatement of any facultative reinsurance. You will send us prompt written notice of your intention to reinstate the policy along with copies of the reinstatement papers required by your standard rules and procedures. The reinsurance will be reinstated at the same time as the policy, subject to our written approval of the reinstatement.

      You will notify us of all reinstatements on your periodic statement of account, and you will pay all reinsurance payments due from the date of reinstatement to the date of the current statement of account, including a proportionate share of interest collected. Thereafter, reinsurance payments will be in accordance with Article V. (Reinsurance Rates and Payments).


                             ARTICLE VII - RECAPTURE

1.    BASIS OF RECAPTURE

      If you increase the retention limits or the percentage of the risk that you retain, shown in Exhibit A, you may make a corresponding reduction in eligible reinsurance cessions. Policies are eligible for recapture if:

      a) you have maintained your retention limit as described in Exhibit A. Policies on which you retained a reduced retention or no retention will not be eligible for recapture.

      b) the policy has been in force under this Agreement for the Recapture Period shown in Exhibit C, Section IX. The recapture period will always be measured from the original policy issue date. For converted policies the recapture period will be the greater of the recapture period in the original reinsurance agreement, or the recapture period in the agreement to which the policy has converted.

      c) life risks under an active Waiver of Premium claim are eligible for recapture.






                                                                    Continued...

2.    METHOD OF RECAPTURE

      You will give us written notice of your intention to recapture within ninety days of the effective date of your retention increase. If you elect to recapture at a later date, you will give us additional written notice before you begin the recapture.

      When you have given us written notice of your intent to recapture, and the date that the recapture will begin:

      a)    All eligible policies as described in Exhibit A will be recaptured;

      b) Reinsurance will be reduced on the next anniversary date of each eligible policy;

      c) Reinsurance on each eligible policy will be reduced by an amount that will increase your retention to the current limit set forth in Exhibit A.

      d) If there is reinsurance in force in other companies on any one insured life, the reduction of the reinsurance in force under this Agreement will be in the same proportion that the amount reinsured with us bears to the total reinsurance on the life.

      If you omit or overlook the recapture of any eligible policy or policies, our acceptance of reinsurance payments after the date the recapture would have taken place will not cause us to be liable for the amount of the risk that would have been recaptured. We will be liable only for a refund of reinsurance payments received, without interest.

      If your retention increase is due to your purchase by or purchase of another company, or your merger, assumption or any other affiliation with another company, no immediate recapture will be allowed. However, you may recapture eligible policies once the Recapture Period set out in Exhibit C, Section IX. has expired.

                              ARTICLE VIII - CLAIMS

1.    NOTICE OF CLAIM

      When you receive notice that a claim has been incurred on a policy reinsured under this Agreement, you will immediately complete and send us a form in compliance with the "Request for Reinsurance Benefits" Form shown in Exhibit D. In every case of loss, any proofs acceptable to you will be sufficient for us. You will forward copies of these proofs and the claimant's statement as each document becomes available. Copies of the application and underwriting papers will be sent only for a claim incurred during the contestable period of the policy; otherwise you will send us only the claim documents we specifically request.

2.    SETTLEMENT OF CLAIMS

      We will accept your good faith decision in settling any claim except as specified in this Article. Once we have received the proofs cited in
      Section 1 and upon evidence of your settlement with the claimant, we will discharge our net reinsurance liability by paying you one lump sum, regardless of the method of settlement you use.

      Your claim settlements will be administered in good faith, according to the standard procedures you apply to all claims, whether reinsured or not.

3.    CONTESTABLE CLAIMS

      You will immediately notify us if you intend to contest, compromise or litigate a claim involving reinsurance. If we prefer not to participate in the contest, we will notify you of our decision within fifteen days of our receipt of all documents requested, and we will immediately pay you the full amount of reinsurance due. Once we have paid our reinsurance liability, we will not be liable for legal and/or investigative expenses and we will have no further liability for expenses associated with the contest, compromise or litigation.

      When we agree to participate in a contest, compromise or litigation involving reinsurance, you will give us prompt notice of the beginning of any legal proceedings involving the contested policy. You will promptly furnish us with copies of all documents pertaining to a lawsuit or notice of intent to file a lawsuit by any of the claimants or parties to the policy.

      We will share in the payment of legal or investigative expenses relating to a contested claim in the same proportion as our liability bears to your liability. We will not reimburse expenses associated with non-reinsured policies.

                                                                    Continued...

                              ARTICLE VIII - CLAIMS

      If your contest, compromise or litigation results in a reduction in the liability of the contested policy, we will share in the reduction in the same proportion that the amount of reinsurance bore to the amount payable under the terms of the policy on the date of death of the insured.

4.    CLAIM EXPENSES

      We will pay our proportionate share of the following expenses arising out of the settlement or litigation of a claim, providing that the expenses are reasonable:

      a)    investigative expenses;

      b)    attorneys' fees;

      c) penalties and interest imposed automatically against you by statute and rising solely out of a judgment rendered against you in a suit for policy benefits;

      d) interest paid to the claimant on death benefit proceeds according to your practices. Reimbursement of interest in excess of 9%, unless otherwise dictated by local legislation, will require our approval.

4.    CLAIM EXPENSES - (CONTINUED)

      Our share of claim expenses will be in the same proportion that our liability bears to your liability. You will be responsible for payment of the following claim expenses, which are not considered items of "net reinsurance liability" as referenced in Section 2. of this Article:

      a) routine administrative expenses for the home office or elsewhere, including your employees' salaries;

      b) expenses incurred in connection with any dispute or contest arising out of a conflict in claims of entitlement to policy proceeds or benefits which you admit are payable.


                                                                    Continued...

5.    EXTRA CONTRACTUAL DAMAGES

      We will not be liable for nor will we pay any extra contractual damages, including but not limited to consequential, compensatory, exemplary or punitive damages which are awarded against you, or which you pay voluntarily, in settlement of a dispute or claim where damages were awarded as the result of any direct or indirect act, omission or course of conduct undertaken by you, your agents or representatives, in connection with any aspect of the policies reinsured under this Agreement.

      We recognize that special circumstances may arise in which we should participate to the extent permitted by law in certain assessed damages. These circumstances are difficult to describe or define in advance but would include only those situations in which we were an active party in the act, omission or course of conduct which ultimately resulted in the assessment of the damages. The extent of our participation is dependent upon a good-faith assessment of the relative culpability in each case; but all factors being equal, the division of any such assessment would generally be in the same proportion of the net liability accepted by each party.


                            ARTICLE IX - ARBITRATION

1.    BASIS FOR ARBITRATION

      We mutually understand and agree that the wording and interpretation of this Agreement is based on the usual customs and practices of the insurance and reinsurance industry. While we agree to act in good faith in our dealings with each other, it is understood and recognized that situations arise in which we cannot reach an agreement. In the event that any dispute cannot be resolved to our mutual satisfaction, the dispute will first be subject to good-faith negotiation as described below in an attempt to resolve the dispute without the need to institute formal arbitration proceedings.


                                                                    Continued...

2.    NEGOTIATION

      Within ten days after one of us has given the other the first written notification of the specific dispute, each of us will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The specific format for such discussions will be decided by the designated officers.

      If the officers cannot resolve the dispute within thirty days of their first meeting, we agree that we will submit the dispute to formal arbitration. However, we may agree in writing to extend the negotiation period for an additional thirty days.

3.    ARBITRATION PROCEEDINGS

      No later than fifteen days after the final negotiation meeting, the officers taking part in the negotiation will give both of us written confirmation that they are unable to resolve the dispute and that they recommend establishment of formal arbitration.

      An arbitration panel consisting of three past or present officers of life reinsurance companies that have never been affiliated with either of the Parties in any way will settle the dispute. Each of us will appoint one arbitrator and the two will select a third. If the two arbitrators cannot agree on the choice of a third, the choice will be made by the Chairman of the American Arbitration Association.

      The arbitration proceedings will be conducted according to the Commercial Arbitration Rules of the American Arbitration Association which are in effect at the time the arbitration begins.

      The arbitration will take place in Hartford, Connecticut unless we mutually agree otherwise.


                                                                    Continued...

                            ARTICLE IX - ARBITRATION

      Within sixty days after the beginning of the arbitration proceedings the arbitrators will issue a written decision on the dispute and a statement of any award to be paid as a result. The decision will be based on the terms and conditions of this Agreement as well as the usual customs and practices of the insurance and reinsurance industry, insofar as they are not in conflict with the specific terms of this Agreement, rather than on strict interpretation of the law. The decision will be final and binding on both of us and there will be no further appeal, except that either of us may petition any court having jurisdiction regarding the award rendered by the arbitrators.

      We may agree to extend any of the negotiation or arbitration periods shown in this Article.

      Unless otherwise decided by the arbitrators, we will share equally in all expenses resulting from the arbitration, including the fees and expenses of the arbitrators, except that each of us will be responsible for our own attorneys' fees. Further, the Parties agree that the arbitrators shall not be allowed to award punitive damages.

                             ARTICLE X - INSOLVENCY

1.    YOUR (CEDING COMPANY) INSOLVENCY

      If you are judged insolvent by a court or by the Insurance Commissioner for your state of domicile, we will pay all reinsurance under this Agreement directly to you, your liquidator, rehabilitator, receiver or statutory successor on the basis of your liability under the policy or policies reinsured without decrease because of your insolvency. It is understood, however, that in the event of your insolvency the liquidator, receiver or statutory successor will give us written notice of a pending claim on a policy reinsured within a reasonable time after the claim is filed in the insolvency proceedings. While the claim is pending, we may investigate and interpose at our own expense in the proceedings where the claim is to be adjudicated, any defense that we may deem available to you, your liquidator, receiver or statutory successor. It is further understood that the expense we incur will be chargeable, subject to court approval, against you as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to you solely as a result of the defense we have undertaken. Where two or more reinsurers are involved in the same claim and a majority in interest elects to interpose defense to the claim, the expenses will be apportioned in accordance with the terms of the reinsurance agreement as though you had incurred the expense.

                                                                    Continued...

2.    OUR (REINSURER) INSOLVENCY

      We will immediately notify you in the event that we are adjudged insolvent by a court of law, including, but not limited to the appointment of a receiver, and we will be considered in default under this Agreement. Our liability for business in force and ceded under this Agreement prior to the date that we were adjudged insolvent will neither decrease nor terminate but will continue, subject to your payments of premiums on such business as shown in Article V. Amounts due us by you will be paid directly to our liquidator, rehabilitator, receiver or statutory successor without diminution because of our insolvency.

      You may terminate this Agreement for both new and in-force business upon written notice to us via Certified Mail (hereinafter referred to as the "written notice of termination") in the event that we are adjudged insolvent or financially impaired; or upon the occurrence of any of the following:

      a) we are placed in receivership, rehabilitation, liquidation, conservation, bankruptcy, or similar status pursuant to the laws of any state or the United States; or

      b) a court-appointed receiver, custodian, trustee, liquidator, conservator, governmental official or similar officer takes possession over our assets, or

      c) the publicized claims paying ability ratings assigned to the Reinsurer by two or more of the specified Industry Rating Agencies fall below the Minimum Acceptable Ratings defined in the following table:

            INDUSTRY RATING AGENCY                    MINIMUM ACCEPTABLE RATINGS
            ----------------------                    --------------------------
            Standard & Poor's                         BBB-
            Moody's                                   A3
            A.M. Best                                 A-
            Duff & Phelps                             BBB-


            For purposes of this subparagraph, the Specified Industry Rating Agencies shall be the four Industry Rating Agencies listed in the above table. However, any Industry Rating Agency that has either discontinued its ratings services for any period of time, or has not published a current claims paying ability rating for the Reinsurer for any period of time shall not be a Specified Industry Rating Agency for that period.

                                                                    Continued...

                             ARTICLE X - INSOLVENCY

      Such termination shall be effective upon receipt by Reinsurer of the written notice of termination (the "Termination Date"). Notice from the Ceding Company shall be received by the Reinsurer within 45 days of Reinsurer's rating falling below the Minimum Acceptable Ratings. Within 30 days of the Termination Date, the Reinsurer will pay Ceding Company, as of the Termination Date, any claims known to Reinsurer and incurred under this Agreement prior to the Termination Date plus the amount of any unearned premiums net of allowances. With respect to any claims not known or reported to Reinsurer as of the Termination Date, Reinsurer shall pay within 30 days of the report to Reinsurer these claims plus any unearned premiums net of allowances. The Ceding Company will pay the Reinsurer any unpaid premiums for policies covered by the Agreement earned prior to the Termination Date. Such payments are in full and complete discharge of all obligations of the Ceding Company and the Reinsurer under this Agreement, except the Reinsurer shall remain liable for any claim that occurred prior to the Termination Date that the Reinsurer has not previously paid.


                       ARTICLE XI - INSPECTION OF RECORDS

1.    INSPECTION OF RECORDS

      Either one of us will have the right at any reasonable time to inspect the original papers, records, books, files or other documents relating directly or indirectly to the reinsurance coverage under this Agreement.

                    ARTICLE XII - EXECUTION OF THE AGREEMENT

In witness whereof, we have caused this Agreement to be executed in duplicate at the dates and places shown below, by our respective officers duly authorized to do so.

THE TRAVELERS INSURANCE COMPANY
HARTFORD, CONNECTICUT

-----------------------------                     ------------------------------
Signature                                         Signature:

-----------------------------                     ------------------------------
Name                                              Name

-----------------------------                     ------------------------------
Title                                             Title

-----------------------------                     ------------------------------
Date of Signature                                 Date of Signature

THE TRAVELERS LIFE AND ANNUITY COMPANY
HARTFORD, CONNECTICUT

-----------------------------                     ------------------------------
Signature                                         Signature:

-----------------------------                     ------------------------------
Name                                              Name

-----------------------------                     ------------------------------
Title                                             Title

-----------------------------                     ------------------------------
Date of Signature                                 Date of Signature

[                             ] LIFE INSURANCE COMPANY
DALLAS, TEXAS

-----------------------------                     ------------------------------
Signature                                         Signature:

-----------------------------                     ------------------------------
Name                                              Name

-----------------------------                     ------------------------------
Title                                             Title

-----------------------------                     ------------------------------
Date of Signature                                 Date of Signature